EXHIBIT 12

                                ASHLAND INC.
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               (In millions)


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

                                                                  Years ended September 30
                                                     ----------------------------------------------------
                                                       2002       2003       2004       2005       2006
                                                     --------   --------   --------   --------   --------
EARNINGS

Income from continuing operations                    $    27    $   103    $   311    $ 1,958    $   183
Income tax expense (benefit)                              14         52        100       (230)        29
Interest expense                                         133        121        112         87          8
Interest portion of rental expense                        19         20         20         20         18
Amortization of deferred debt expense                      2          2          2          3          -
Distributions in excess of (less than) earnings
    of unconsolidated affiliates                          20        (89)      (260)      (246)        (6)
                                                     --------   --------   --------   --------   --------
                                                     $   215    $   209    $   285    $ 1,592    $   232
                                                     ========   ========   ========   ========   ========

FIXED CHARGES

Interest expense                                     $   133    $   121    $   112    $    87    $     8
Interest portion of rental expense                        19         20         20         20         18
Amortization of deferred debt expense                      2          2          2          3          -
Capitalized interest                                       -          -          -          1          3
                                                     --------   --------   --------   --------   --------
                                                     $   154    $   143    $   134    $   111    $    29
                                                     ========   ========   ========   ========   ========

RATIO OF EARNINGS TO FIXED CHARGES                      1.40       1.46       2.13      14.34       8.00

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